                                                                  EXHIBIT 10.2


                                LOAN AGREEMENT

                                     AMONG

                          SUNDANCE CUSTOM HOMES, INC.

                                      AND

                       OTHER SUBSIDIARY HOLDINGS, INC.,
                                 AS BORROWERS,

                                      AND

                 LASALLE BANK NATIONAL ASSOCIATION, a national
                        banking association, as Lender

                               TABLE OF CONTENTS
                               -----------------

Section                                                                Page No.
-------                                                                --------
1.  RECITALS...........................................................      1

2.  DEFINITIONS .......................................................      1

3.  COMMITMENT TO LEND; COMMITMENT FEE.................................      5
    3.1     Maximum Loan Amount .......................................      5
    3.2     Loan Advances Evidenced by Note ...........................      5
    3.3     Payment of Interest and Principal .........................      5
    3.4     Default Rate ..............................................      5
    3.5     Late Charge ...............................................      5
    3.6     Fees ......................................................      5

4.  LOAN DOCUMENTS.....................................................      5

5.  DISBURSEMENT OF THE LOAN...........................................      8
    5.1     Conditions Precedent ......................................      8
    5.2     Disbursement Requests .....................................      8
    5.3     Certifications, Representations and Warranties ............      9

6.  REPRESENTATIONS AND WARRANTIES.....................................      9
    6.1     Borrower...................................................      9
    6.2     Guarantors ................................................      9
    6.3     Title .....................................................      9
    6.4     Validity and Enforceability of Documents ..................     10
    6.5     Litigation ................................................     10
    6.6     Utilities; Authorities ....................................     10
    6.7     Solvency ..................................................     10
    6.8     Financial Statements ......................................     11
    6.9     Compliance with Laws ......................................     11
    6.10    Financing Statements ......................................     11
    6.11    Event of Default ..........................................     11
    6.12    Lease Agreements ..........................................     11
    6.13    Responsible Property Transfer Act .........................     12
    6.14    No Defects ................................................     12
    6.15    Additional Agreements .....................................     12

7.  BORROWER'S COVENANTS...............................................     12
    7.1     Compliance with Laws ......................................     13
    7.2     Inspection ................................................     13

    7.3     Mechanics'Liens ...........................................   13
    7.4     Release by Lender..........................................   13
    7.5     Financial Statements; Reports .............................   14
    7.6     Affirmation of Representations and Warranties .............   15
    7.7     Title .....................................................   15
    7.8     Proceedings Affecting Property ............................   15
    7.9     Disposal and Encumbrance of Property ......................   15
    7.10    Insurance .................................................   15
    7.11    Performance of Obligations; Notice of Default .............   16
    7.12    Restrictions Affecting Borrower ...........................   16
    7.13    Use of Receipts ...........................................   16
    7.14    Management and Leasing Agreements; Subordination ..........   16
    7.15    Additional Documents ......................................   17
    7.16    Borrower's Accounts .......................................   17

8.  LOAN EXPENSES......................................................   17

9.  LENDER'S REPRESENTATIVES...........................................   17

10. EVENTS OF DEFAULT..................................................   17

11. REMEDIES ..........................................................   19

12. MISCELLANEOUS .....................................................   19
    12.1    Additional Indebtedness ...................................   19
    12.2    Additional Acts ...........................................   19
    12.3    Loan Agreement Governs ....................................   20
    12.4    Additional Advances .......................................   20
    12.5    Amendment; Waiver; Approval ...............................   20
    12.6    Notice ....................................................   20
    12.7    Benefit; Assignment .......................................   21
    12.8    Governing Law .............................................   21
    12.9    Indemnity .................................................   21
    12.10   Headings...................................................   21
    12.11   No Partnership or Joint Venture ...........................   22
    12.12   Time is of the Essence ....................................   22
    12.13   Invalid Provisions ........................................   22
    12.14   Offset ....................................................   22
    12.15   Acts by Lender ............................................   22
    12.16   Binding Provisions ........................................   22
    12.17   Counterparts ..............................................   22
    12.18   No Third Party Beneficiary ................................   22
    12.19   Publicity .................................................   23

    12.20   JURISDICTION AND VENUE ....................................  23
    12.21   WAIVER OF RIGHT TO JURY TRIAL .............................  23

                                LOAN AGREEMENT
                                --------------

     This Loan Agreement ("Agreement") is dated as of July 8th, 1999, by and between SUNDANCE CUSTOM HOMES, INC., an Illinois corporation and OTHER SUBSIDIARY HOLDINGS, INC. , an Illinois corporation (collectively, "Borrowers"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Lender").

     1.   RECITALS.
          --------

          1.1 The Borrowers are engaged in the businesses of land acquisition, land development and the construction and sale of attached and detached single-family homes, including condominiums, and residential loft condominiums, and commercial development incidental thereto.

          1.2 The Borrowers have requested that Lender make a loan to the Borrowers in the maximum principal amount of $5,000,000 to provide letters of credit and working capital and other amounts necessary for them to operate their respective businesses. Lender has agreed to make said loan subject to the terms and conditions set forth herein.

          1.3 In consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and Lender agree as follows:

     2.   DEFINITIONS.  As used in this Agreement, the following terms shall
          -----------
have the following meanings:

          2.1 "Applicable Laws" shall mean all laws, statutes, ordinances, rules, regulations, judgments, decrees or orders of any state, federal or local government or agency which are applicable to the Obligors and/or the Property.

          2.2 "Assignment of Rents" shall mean the Assignment of Rents and Leases of even date herewith to be made by Borrowers to Lender to secure the Loan, as the same may be hereafter amended or otherwise modified from time to time.

          2.3  "Buildings" shall mean any building located on the Land.

          2.4 "Business Day" shall mean each day excluding Saturdays, Sundays and any other day on which Lender is closed for business to the public.

          2.5 "Default Rate" shall mean the Interest Rate plus five percent (5%) per annum.

          2.6  "Event of Default" shall have the meaning ascribed to it in
     Section 10 of this Agreement.

          2.7 "Fixed Rate" shall mean, for any Interest Period, a fixed interest rate per annum, which rate shall be equal to the LIBOR Rate applicable to such Interest Period plus 2.5%.

          2.8 "Floating Rate" shall mean 1/2% plus the Prime Rate in effect from time to time.

          2.9 "Guarantors" shall mean Maurice Sanderman and Sundance Homes, Inc., an Illinois corporation.

          2.10 "Guaranty" shall mean the guaranties to be made by the Guarantors in favor of Lender, guaranteeing the repayment of the Loan and performance of the Borrowers' other obligations under the Loan Documents, as the same may be hereafter amended or otherwise modified from time to time.

          2.11 "Hazardous Materials" shall mean and include any and all hazardous, toxic or dangerous substances, wastes and materials and other pollutants and contaminants as defined or described in any or all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations, orders or decrees now or hereafter regulating, relating to or imposing liability or standards of conduct with respect to environmental matters, including, without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. (S) 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.
     (S)1801 et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984 (42 U.S.C. (S)6901 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977 and the Water Quality Act of 1987 (33 U.S.C. (S)1251 et seq.), the Toxic Substances Control Act of 1976 (15 U.S.C. (S)2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. (S)11001 et seq.), the Clear Air Act of 1966, as amended (42 U.S.C. (S)7401 et seq.), the National Environmental Policy Act of 1970 (42 U.S.C. (S)4321 et seq.), the Rivers and Harbours Act of 1899 (33 U.S.C. (S)401 et seq.), the Endangered Species Act of 1973, as amended (16 U.S.C. (S)1531 et seq.), the Safe Drinking Water Act of 1974, as amended (42 U.S.C. (S)300(f) et seq.), and the Occupational Safety and Health Act of 1970, as amended (29 U.S.C.
     (S)651 et seq.) and all rules, regulations and guidance documents promulgated or published thereunder, all as amended or hereinafter amended. Without intending to limit the scope or breadth of the foregoing definition, the term Hazardous Materials shall include asbestos, urea formaldehyde, polychlorinated biphenyls, crude oil, radioactive materials and underground storage tanks.

          2.12 "Improvements" shall mean the Buildings and other structures and all paving, lighting, landscaping, utility lines and equipment and all other site improvements and all other improvements on the Land or hereafter constructed thereon.

          2.13 "Indemnity Agreement" shall mean the Environmental Indemnity Agreement of even date herewith made by Borrowers and the Guarantors in favor of Lender, as the same may be hereafter amended or otherwise modified from time to time.

          2.14 "Interest Period" shall have the meaning ascribed to such term in Section 3.8 below.

          2.15 "Interest Rate Determination Date" shall mean the date on which Lender determines the Fixed Rate applicable to a requested LIBOR Loan or the continuation thereof. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the Interest Period applicable to such LIBOR Loan.

          2.16 "Interest Rate" shall mean either the Fixed Rate or the Floating Rate, as applicable.

          2.17 "Land" shall mean the real property legally described on Exhibit A attached hereto.

          2.18  "Letter of Credit" shall have the meaning given to such term in
     Section 3.7 below.

          2.19 "Letter of Credit Liability" means, at any time, the sum of (i) the aggregate amount then available to be drawn or that may thereafter be drawn under then outstanding Letters of Credit, and (ii) all amounts that have theretofore been drawn on a Letter of Credit and that have not been reimbursed or repaid to Lender.

          2.20 "LIBOR Loan" shall mean each portion of the Loan that is bearing interest at an applicable Fixed Rate.

          2.21 "LIBOR Rate" shall mean,with respect to any LIBOR Loan for the applicable Interest Period, the per annum rate of interest equal to the quotient obtained by dividing (i) the rate of interest determined by Lender to be the average per annum rate at which deposits in United States dollars are generally offered in the London Interbank Market at 11:00 a.m. London, England, time, two Business Days before the first day of such Interest Period, for a period equal to such Interest Period and in the amount of such LIBOR Loan, by (ii) the difference between 100% and any applicable reserve requirements (rounded upward to the nearest whole multiple of 1/100th of one percent per annum (including, without limitation, any applicable maximum reserve requirements for "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System (or any similar reserves under any successor regulations).

          2.22 "LIBOR Rate Taxes" shall have the meaning ascribed to such term in Section 3.8 below.

          2.23 "Loan" shall mean the loan from Lender to Borrowers in an amount not to exceed $5,000,000 in the aggregate which is to be disbursed pursuant to this Agreement and which loan shall otherwise be governed by the provisions hereof.

          2.24 "Loan Advance" shall mean a disbursement of all or any portion of the Loan.

          2.25 "Loan Documents" shall mean this Agreement, the Assignment of Rents, the Mortgage, the Note, the Security Agreement, the Guaranty, the Indemnity Agreement, and every other document now or hereafter evidencing, securing or otherwise executed in conjunction with the Loan, together with all amendments and modifications thereof.

          2.26 "Loan Expenses" shall mean the expenses, charges, costs (including both hard costs and soft costs) and fees relating to the making, administration, negotiation, documentation or any other aspect of the Loan, including, without limitation, Lender's reasonable attorneys' fees and costs in connection with the negotiation, documentation and enforcement of the Loan, all recording fees and charges, title insurance charges and premiums, escrow fees, fees of insurance consultants, costs of surveys and of other bonds required by the Title Company in connection with clearing title to the Real Property or the issuance of title reports, binders, policies and the like, and all other costs, expenses, charges and fees referred to in or necessitated by the terms of this Agreement or any of the other Loan Documents.

          2.27 "Material Adverse Effect" means that any one or more of the following could occur (i) a material adverse effect on the business operations, properties, assets or condition (financial or otherwise) of the Borrowers individually or taken as a whole, (ii) any event or condition which could materially adversely affect any Borrower=s ability to perform under the terms of any of the Loan Documents, or (iii) any material adverse effect on the ability of Lender to enforce the terms of any of the Loan Documents.

          2.28  "Maturity Date" shall mean July 7, 2001.

          2.29 "Mortgage" shall mean the Mortgage of even date herewith encumbering the Real Property to be made by Borrowers to Lender to secure the Loan, as the same may be hereafter amended or otherwise modified from time to time.

          2.30 "Note" shall mean the note evidencing the Loan to be made by Borrowers payable to the order of Lender in the original principal amount of $5,000,000, as the same may be hereafter amended or otherwise modified from time to time.

          2.31 "Obligations" means all Loans, advances, debts, reimbursement obligations, liabilities, and obligations, for monetary amounts (whether or not such amounts are liquidated or determinable) owing at any time by one or more of the Borrowers to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents. This term includes, without limitation, all interest, prepayment fees, charges, expenses, attorneys' fees and any other sum chargeable to one or more of the Borrowers under any of the Loan Documents.

          2.32  "Obligors" shall mean Borrowers and the Guarantors

          2.33 "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          2.34 "Permitted Exceptions" shall mean the exceptions to the title of the Real Property set forth in the Title Policies and reasonably approved by Lender .

          2.35 "Person" shall mean any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, governmental body or other entity, whether acting in an individual, fiduciary or other capacity.

          2.36 "Personal Property" shall mean and include any and all furniture, furnishings, appliances, equipment and all fixtures (to the extent such fixtures are attached in a manner so as not to be deemed to be part of the Real Property) to be located at the Land which will be used or usable in connection with the ownership, development or operation of the Real Property and which will be owned, leased or otherwise possessed by Borrowers or any of their affiliates.

          2.37 "Prime Rate" shall mean the per annum rate of interest announced or published publicly from time to time by Lender at its principal place of business in Chicago, Illinois, as its prime or equivalent rate of interest, which rate is not necessarily the lowest rate of interest charged by Lender with respect to commercial loans.

          2.38 "Principal Balance" shall mean the unpaid principal balance of the Loan outstanding from time to time.

          2.39 "Property" shall mean the Real Property and the Personal Property and all other tangible and intangible assets benefiting or otherwise appertaining to the Real Property, including, without limitation, all of the collateral for the Loan described in the Loan Documents.

          2.40 "Real Property" shall mean the Land, the Improvements and all easements and appurtenants thereto.

          2.41 "Security Agreement" shall mean the security agreement encumbering the Personal Property to be made by the Borrowers to Lender to secure the Loan, as the same may be hereafter amended or otherwise modified from time to time..

          2.42 "Survey" shall mean the plat of surveys of the Real Property as described in Section 4.4 below.

          2.43  "Title Company" shall mean Ticor Title Insurance Company.

          2.44 "Title Policies" shall mean the title insurance policies described in Section 4.4 below.

          2.45 "Unit" means an attached or detached single family residential dwelling, including a townhome or condominium or loft unit, that is a part of the Real Property.

          2.46 "Unmatured Default" shall mean an event or circumstance that with the giving of notice, the passage of time, or both, would constitute an Event of Default.

     3.   COMMITMENT TO LEND; COMMITMENT FEE.
          ----------------------------------

          3.1  Maximum Loan Amount.  Lender agrees to lend to Borrowers, and
               -------------------
     Borrowers agree to borrow from Lender, an amount not to exceed $5,000,000 in the aggregate for the purposes, upon the terms and subject to the conditions contained in this Agreement. Notwithstanding anything contained in this Article to the contrary, Loan Advances shall be limited to such amounts as Borrowers are eligible to receive pursuant to, and upon compliance with, the conditions of Article 5 hereof. Borrowers may prepay all or any part of the Loan at any time and from time to time upon five days prior written notice to Lender without cost or penalty. Borrowers shall not be entitled to reborrow portions of the Loan that are repaid or prepaid pursuant to.

          3.2  Loan Advances Evidenced by Note.  All Loan Advances hereunder
               -------------------------------
     shall be evidenced by the Note, which shall be executed and delivered by Borrowers simultaneously with the execution of this Agreement.

          3.3  Partial Releases/Interest Rate and Payment of Interest and
               ----------------------------------------------------------
     Principal.
     ---------

               (a) Notwithstanding anything contained herein to the contrary, the Borrowers shall have the right to enter into and perform sales contracts with creditworthy third party purchasers of the Units on a form contract submitted to and approved in writing by Lender, provided that (i) no Unmatured Default or Event of Default then exists, and
          (ii) the gross sales price for the Unit being sold is not less than 95% of the minimum sales price therefor previously agreed upon in writing by Lender. The Borrowers shall deliver to Lender a copy of each fully signed contract within five days after Lender's request therefor. Concurrently with the closing of the sale of each Unit, Borrowers shall pay to Lender an amount equal to the greater of (i) fifty two percent (52%) of the gross sales price of such Unit or (ii) fifty two percent (52%) of the appraised value of such Unit as determined by Lender, whereupon Lender will issue a partial release of the lien of the Loan Documents covering such Unit.

               (b) Except as set forth to the contrary in Section 3.8 below, the principal balance of the Loan shall bear interest at the Floating Rate. Commencing on August 1, 1999, and on the first day of each month thereafter through and including the month in which the Maturity Date occurs, installments of accrued and unpaid interest shall be due and payable. The unpaid principal balance of the Loan, if not sooner declared to be due in accordance with the terms of the Loan Documents, together with all accrued and unpaid interest thereon and any other amount due Lender pursuant to this Agreement and the Loan Documents, shall be due and payable in full on the Maturity Date.

          3.4  Default Rate.  At any time after the Maturity Date or otherwise
               ------------
     when an Event of Default exists under this Agreement or any of the other Loan Documents, the Principal Balance and any other amounts then owing by Borrowers to Lender shall bear interest at the Default Rate.

          3.5  Late Charge.  If any payment of interest or principal due under
               -----------
     the Note is not made within five days after such payment is due, then, in addition to the payment of the amount so due, Borrowers shall pay to Lender a "late charge" of five cents for each whole dollar so overdue to defray part of the cost of collecting and handling such late payment.

          3.6  Fees.  Lender has fully earned a non-refundable loan and
               ----
     administration fee in the amount of $50,000, and, concurrently with the execution of this Agreement, the unpaid balance of such fee shall be due and payable by Borrowers, together with an additional $500 closing charges fee which shall be used by Lender to pay certain costs incurred in connection with the closing of the Loan.

          3.7  Letters of Credit.  Provided that no Event of Default or
               -----------------
     Unmatured Default then exists, Lender agrees, subject to the following additional conditions, to issue from time to time one or more Letters of Credit on Lender's standard form and otherwise in form and substance acceptable to Lender in an aggregate amount not to exceed $850,000; provided, however, that prior to and as a condition to Lender being obligated to issue any Letter of Credit, Borrowers shall pay to Lender an issuance fee equal to 1% of the amount thereof and such issuance fee shall be deemed to be fully earned upon the payment thereof. Any amounts disbursed by Lender under a Letter of Credit at any time and from time to time shall be deemed disbursements of proceeds of the Loan and shall be due and payable by Borrowers to Lender upon written demand from Lender, together with interest thereon until paid at the Default Rate. If any Letter of Credit is outstanding on the Business Day immediately preceding the Maturity Date of the Loan (or if an amount has then been drawn on a Letter of Credit which has not been reimbursed or repaid), Lender may demand delivery of cash collateral in an amount equal to the then outstanding Letter of Credit Liability, and such cash collateral may be retained by Lender until such time as the Letter of Credit Liability is reduced to $0. Lender may apply such cash collateral to the payment of any amounts thereafter drawn on the Letters of Credit which have not been reimbursed or repaid to Lender by Borrowers. The failure to deliver such cash collateral upon demand shall constitute an immediate Event of Default under the Loan Documents. So long as any Letter of Credit is outstanding, Lender shall not be required to issue a full release of any of the Loan Documents. Notwithstanding anything contained herein to the contrary, if and to the extent any outstanding Letters of Credit are reduced or released without having been drawn upon, Borrowers shall have the right to borrow the amount of any such reduction or release, provided that the principal amount of the Loan outstanding at such time is not greater than 52% of the appraised value of the Real Property then subject to the lien of the Loan Documents, as determined by Lender.

          3.8  LIBOR Option.  Notwithstanding anything to the contrary set forth
               ------------
     in the Amended Revolving Note, Borrowers shall have the option to elect to have all or a portion of the Loan bear interest at the Fixed Rate, in accordance with the terms and conditions hereof.

               (a)  Conversion or Continuation.
                    --------------------------

                    (i)  Subject to the provisions of Subparagraphs 3.8 (c)  and
          3.8 (d), Borrowers shall have the option (i) to request that a Loan Advance be made at the Fixed Rate rather than the Floating Rate, (ii) to convert at any time the interest rate charged on all or any part of the Principal Balance of the Loan from the Floating Rate to a Fixed Rate; or (iii) upon the expiration of any Interest Period applicable to a LIBOR Loan, to continue all or any portion of the same as a LIBOR Loan, and the succeeding Interest Period of such continued LIBOR Loan shall commence on the expiration date of the Interest Period applicable thereto; provided, that no portion of the outstanding Loan
                              --------
          may be continued as, or be converted into, a LIBOR Loan when any Event of Default has occurred and is continuing. Any Loan Advance to be made at a Fixed Rate and any partial conversion or continuation of the Loan under this Section shall be in a minimum amount of $50,000, and in integral multiples of $50,000 in excess of that amount.

                    (ii) If Borrowers request that a Loan Advance bear interest at the Fixed Rate or if Borrowers desire to convert all or a portion of the Loan to a LIBOR Loan or to continue all or any portion of a LIBOR Loan as the same,

          Borrowers shall notify Lender no later than 10:00 a.m. (Chicago time) on the second Business Day prior to the aforementioned request or the proposed conversion or continuation date. Each notice shall specify
          (i) the proposed Loan Advance disbursement date or the conversion or continuation date (which shall be a Business Day), as applicable, (ii) the principal amount of the applicable Loan Advance or the principal amount of the Loan to be converted to or continued as a LIBOR Loan, as applicable, and (iii) the requested Interest Period. In lieu of delivering the above-described notice, Borrowers may give Lender notice by telephone of any proposed LIBOR Loan or the conversion or continuation of a LIBOR Loan by the time required under this Section, provided that such notice is confirmed in writing by delivery or fax to Lender of such notice in no event later than 4:00 p.m. (Chicago time) on the date of such notice.

                    (iii) Notice of any proposed LIBOR Loan or of conversion to or continuation of a LIBOR Loan (or notice by telephone in lieu thereof) shall be irrevocable and Borrowers shall be bound in accordance with the terms of such notice.

                    (iv) If notice of the continuation of a LIBOR Loan is not delivered by Borrowers in a timely manner, the amount of such LIBOR Loan shall bear interest at the Floating Rate as of the termination date of the applicable Interest Period and shall no longer bear interest at the Fixed Rate unless it is thereafter converted to a new LIBOR Loan in the manner described above.

               (b)  Interest Periods.  By giving notice as required hereunder,
                    ----------------
          Borrowers shall have the option, subject to the other provisions of this Section, to specify an interest period equal to or less than ninety (90) days (each an "Interest Period") during which all or a portion of the Loan shall bear (or, if already a LIBOR Loan, continue to bear) interest at the LIBOR Rate. The determination of Interest Periods shall be subject to the following provisions:

                    (i) In the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

                    (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day (unless the next succeeding Business Day is in the next calendar month, in which event the Interest Period shall expire on the immediately preceding Business
          Day);

                    (iii) Borrowers may not select an Interest Period which terminates later than the maturity date of the Loan;

                    (iv) There shall be no more than five separate Interest Periods (and, therefore, no more than five separated LIBOR Loans) in effect at any one time.

               (c)  Special Provisions Governing LIBOR Loans.
                    ----------------------------------------

                    (i)  Determination of Interest Rate.  On the Interest Rate
                         ------------------------------
          Determination Date, Lender shall determine (which determination shall, absent manifest error, be presumptively correct) the Fixed Rate that shall apply to the requested LIBOR Loan and shall promptly give notice thereof to Borrowers. If on any Interest Rate Determination Date Lender is unable to obtain the applicable LIBOR Rate quotations, Lender shall give Borrowers prompt notice thereof and the LIBOR Loan requested shall continue to bear interest (or, in the case of a requested continuation of a LIBOR Loan, shall commence bearing interest at the end of the then current Interest Period therefor) at the Floating Rate.

                    (ii) Interest Rate Unascertainable, Inadequate or Unfair.
                         ---------------------------------------------------
          If, with respect to any Interest Period, (i) any change occurs in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, legislation or order) affecting the interbank Eurodollar market for such Interest Period, or (ii) other circumstances affecting the interbank Eurodollar market for such Interest Period results in the then applicable Fixed Rates not adequately reflecting the cost to Lender of making or funding the LIBOR Loans, Lender shall give notice thereof to Borrowers, whereupon until Lender has determined that the circumstances giving rise to such inadequacy no longer exist, (A) the right of Borrowers to elect to have any portion of the Loan bear interest based upon the Fixed Rate shall be suspended for such Interest Period, and (B) each outstanding LIBOR Loan shall bear interest at the Floating Rate commencing on the last day of the then current Interest Period therefor, notwithstanding any prior election by Borrowers to the contrary.

               (d)  Illegality. In the event that on any date Lender shall have
                    ----------
          reasonably determined that the making or continuation of any LIBOR Loan has become unlawful by compliance by Lender in good faith with any law, governmental rule, regulation or order of any governmental body or authority, then Lender shall promptly give notice to Borrowers of that determination. Upon the giving of such notice, Borrowers' right to request of Lender and Lender's obligation to make LIBOR Loans shall be immediately suspended to the extent specified in such notice, and if any LIBOR Loans are then outstanding, each such LIBOR Loan shall immediately commence bearing interest at the Floating Rate. If Lender determines at any time following its giving of the aforementioned notice that Lender may lawfully make LIBOR Loans of the type(s) referred to in such notice, Lender shall promptly give notice to Borrowers of such determination, whereupon Borrowers' right to request of Lender and Lender's obligation to make LIBOR Loans of such type(s) shall be restored..

               (e)  Compensation.    Borrowers shall compensate Lender, within
                    ------------
          three Business Days following Borrowers' receipt of the written statement described below, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain Lender's LIBOR Loans to Borrowers) which Lender may sustain in connection with the funding or maintenance of LIBOR Loans, including, without limitation, expenses and liabilities incurred (i) if such LIBOR Loans are not made when requested due to Borrowers' actions or inactions, (ii) if any prepayment of any LIBOR Loan occurs for any reason on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of any required conversion of the interest rate applicable to a LIBOR Loan to a Floating Rate, or (iv) as a consequence of any other failure by Borrowers to repay the Loan when required. Lender shall promptly deliver to Borrowers a written statement as to such losses, expenses and liabilities, which statement shall be rebuttably presumed correct.

               (f)  LIBOR Rate Taxes.  Borrowers agrees that:
                    ----------------

                    (i)  Additional Payments.  Borrowers shall pay, prior to the
                         -------------------
          date on which penalties attach thereto, all present and future stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of the Loan solely as a result of the interest rate being determined by reference to the LIBOR Rate or any payments of principal, interest or other amounts made on or in respect of a Loan made to Borrowers when the interest rate is determined by reference to the LIBOR Rate (all such taxes, levies, costs and charges being herein collectively called "LIBOR Rate Taxes"); provided however, that LIBOR Rate Taxes shall not include
                   -------- -------
          income or franchise taxes imposed by any jurisdiction (except that Borrowers shall be liable for the payment of the amount of any additional net income or franchise taxes attributable to payments made by Borrowers pursuant to this Section).

                    (ii) Indemnity.  Borrowers shall indemnify Lender against,
                         ---------
          and reimburse Lender on demand for, any LIBOR Rate Taxes paid by Lender. Lender shall provide Borrowers with appropriate receipts for any payments or reimbursements made by Borrowers pursuant to this Section.


     4.   LOAN DOCUMENTS.  Prior to the disbursement of the Loan, each Borrower
          --------------
shall execute and/or deliver to Lender those of the following documents and other items required to be executed and/or delivered by such Borrower, and shall cause to be executed and/or delivered to Lender those of the following documents and other items required to be executed and/or delivered by others, all of which documents and other items shall contain such provisions as shall be required to conform to this Agreement and otherwise shall be satisfactory in form and substance to
Lender:

          4.1  The Loan Documents.

          4.2 UCC financing statements perfecting the security interests created by the Security Agreement.

          4.3 Such insurance policies and certificates (with premiums prepaid) evidencing builder's risk insurance, all-risk, fire and extended coverage, hazard and comprehensive liability insurance, including contractual liability, workmen's compensation insurance, rental loss insurance for not less than one year, and such other insurance as Lender reasonably requires covering the Property, in such form, with such endorsements, in such amounts, with deductibles and with such carriers as shall be acceptable to Lender, and naming Lender as an additional insured party on all liability policies and as mortgagee/additional loss payee on the builder's risk and other property damage policies and containing a prohibition against cancellation for nonpayment of premiums or any other reason or modification without thirty days prior written notice to Lender. Any provision of this Section to the contrary notwithstanding, all insurance policies required to be carried under this Agreement shall provide expressly that they shall not be rendered invalid by a waiver of the right of subrogation by any insured and that the insurer shall have no right to be subrogated to Lender. Borrowers shall deliver (or cause to be delivered) to Lender either (i) an original of each such insurance policy, or (ii) a copy of each such policy certified by the issuing agent as being a true, correct and complete copy of the original.

          4.4 Surveys of the Real Property (the "Surveys") in form and substance reasonably acceptable to Lender.

          4.5 ALTA Loan Policies of Title Insurance (the "Title Policies") issued by the Title Company in the full amount of the Note insuring that the Mortgage will be a first priority lien upon the fee simple title to the Real Property to the extent of advances made by Lender from time to time under this Agreement, subject to no liens, claims, exceptions or encumbrances except the Permitted Exceptions and containing the following endorsements:

               (a)  ALTA Form 3.0 Zoning Endorsement;

               (b)  Comprehensive Endorsement No. 1 (ALTA Form 9)

               (c)  Access Endorsement;

               (d)  Survey Endorsement;

               (e)  Contiguity Endorsement, if applicable;

               (f)  Restrictions Endorsement No. 1, if applicable;

               (g)  Tie-In Endorsement;

               (h) Condominium (or PUD) Endorsement No. 4 (or 5), if applicable;

               (i)  Letter of Credit Endorsement;

               (j)  Mechanics' Lien Endorsement;

               (k)  Utility Facility Endorsement;

               (l)  Endorsement deleting the creditors' rights exception;

               (m)  Usury Endorsement; and

               (n) Such additional endorsements as may be reasonably required by Lender based upon its review of the Title Policies and Surveys.

          4.6 Copies of such documents, if any, as Borrowers have provided the Title Company in connection with the issuance and underwriting of the Title Policy.

          4.7  Copies of all recorded documents described in the Title Policy.

          4.8 Current Uniform Commercial Code, federal and state tax lien and judgment searches, pending suit and litigation searches and bankruptcy court filings searches covering each Obligor and disclosing no matters objectionable to Lender.

          4.9 Opinion letter from legal counsel for Borrowers and the Guarantors (which counsel must be approved by Lender with respect to the issuance of such opinion) opining to the authority of said parties to execute, deliver and perform their respective obligations under the Loan Documents, to the validity and binding effect of the Loan Documents and to such other matters as Lender and its counsel shall require.

          4.10 Evidence that (i) no portion of the Real Property is located in an area designated by the Secretary of Housing and Urban Development as having special flood hazards, or if any portion of the Real Property is so located, evidence that flood insurance is in effect; and (ii) no portion of the Real Property is located in a federally, state or locally designated wetland or other type of government protected area.

          4.11 Certified copies of the By-Laws and Articles of Incorporation of each Borrower, together with all amendments thereto, and such resolutions and other documents as Lender deems appropriate evidencing the authority of each Borrower and the Guarantors to execute and deliver the Loan Documents to which such Persons are a party and to perform the obligations contemplated hereby and thereby.

          4.12 Certified copies of all service contracts, development agreements and other agreements affecting the use, development or operation of the Property, if any.

          4.13 Evidence that the environmental condition of the Property is satisfactory to Lender. Such evidence shall include, but shall not be limited to, a Phase I Environmental Audit certified to Borrowers and Lender and setting forth an asbestos evaluation and other environmental investigations of the Property and the areas surrounding the Property.
     Such testing and investigation shall be performed by an environmental professional acceptable to Lender in a manner satisfactory to Lender.

          4.14 Evidence that, as of the date of the initial Loan Advance, there has been no material adverse change in the financial or other projections for the Property, the physical condition of the Property or the financial condition of the Guarantors since the date of the most recent financial statements or projections delivered to Lender or the most recent inspections of the condition of the Property made by Lender, as the case may be.

          4.15 Such other assignments, certificates, opinions and other documents, instruments and information affecting or relating to Lender's interest in the Property or the use, operation or development of the Property as Lender may reasonably require.

     5.   DISBURSEMENT OF THE LOAN.
          ------------------------

          5.1  Conditions Precedent.  In addition to the other conditions set
               --------------------
     forth herein, the obligation of Lender to make the initial and any subsequent disbursement of the Loan under this Agreement shall be conditioned upon and subject to the payment to Lender of all loan fees then owing from Borrowers to Lender and to satisfaction of all of the following conditions:

               (a) All representations and warranties contained in this Agreement and in the other Loan Documents shall be true in all material respects on and as of the date of such disbursement.

               (b) Each Borrower shall have performed all of its obligations under all Loan Documents which are required to be performed on or prior to the date of such disbursement.

               (c) To the extent that any disbursement is to pay for any item covered by a Letter of Credit, Lender shall have received a certificate from a duly authorized representative of the beneficiary of such Letter of Credit approving the request for the disbursement and amending the Letters of Credit to decrease the amount thereof by the amount of such disbursement.

               (d) No Event of Default shall have occurred that has not been waived in writing by Lender, and no Unmatured Default shall then exist.

          5.2  Disbursement Requests.
               ---------------------

               (a) Borrowers shall request and Lender shall be required to make disbursement of the Loan not more frequently than once each calendar month.

               (b) Notwithstanding anything contained herein to the contrary, Lender shall not be required to make any disbursement of the Loan if the aggregate amount of the Loan previously disbursed by Lender, together with the disbursement of the Loan requested by Borrowers and the then outstanding Letter of Credit Liability, would exceed $5,000,000.

          5.3  Certifications, Representations and Warranties.  Each request for
               ----------------------------------------------
     disbursement by Borrowers shall constitute (a) Borrowers' certification that the representations and warranties contained in Article 6 below are true and correct in all material respects as of the date of such request, and (b) Borrowers' certification that Borrowers are in compliance with the conditions contained in this Article 5.

     6.   REPRESENTATIONS AND WARRANTIES.  In order to induce Lender to execute
          ------------------------------
this Agreement and to make the Loan, each Borrower represents and warrants to Lender as follows:

          6.1  Borrower.  Each Borrower is a corporation duly organized, validly
               --------
     existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power to own, operate and lease its properties and to carry on its business as now conducted. Each Borrower is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required for the conduct of such Person's business.

          6.2  Guarantors.  Guarantors have full power and authority to execute
               ----------
     the Loan Documents to which they are a party.

          6.3  Title.  Each Borrower has good, indefeasible and merchantable
               -----
     title to and ownership, free and clear of all liens other than Permitted Encumbrances, of all the assets and properties of every kind and nature (tangible and intangible, real and personal) required to carry on its business as presently conducted.

          6.4  Corporate Power; Authorization.  The execution and delivery by
               ------------------------------
     each Borrower of the Loan Documents (to the extent they are parties thereto), and the performance of the obligations required thereby, (i) are within such Person's corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of such Person's respective certificates or articles of incorporation or by-laws; (iv) will not, to the best knowledge of the Borrowers, violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Borrower or any subsidiary of any Borrower is a party or by which any Borrower or any subsidiary of any Borrower or any of their property is bound; (vi) will not result in the creation or imposition of any lien upon any of the property of any Borrower; and (vii) do not require the consent or approval of any Person.

          6.5  Execution and Binding Effect.  This Agreement and the other Loan
               ----------------------------
     Documents have been duly and validly executed and delivered by each Borrower and constitute the legal, valid and binding obligation of the Borrowers, enforceable in accordance with the terms hereof and thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          6.6  Authorizations and Filings.  No authorization, consent, approval,
               --------------------------
     license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary in connection with the execution, performance and delivery of this Agreement, the Notes, any other Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, and enforceability hereof or thereof.

          6.7  Litigation.  There is not any condition, event or circumstance
               ----------
     existing, or any litigation, arbitration, governmental or administrative proceeding, action, examination, claims or demand pending or, to the best of each Borrower's knowledge after due inquiry, threatened affecting any Borrower or the Guarantors or the Property, or involving the validity or enforceability of the Loan Documents or involving any risk of a judgment or liability which, if satisfied, would have an adverse effect on the financial condition, business or properties of each Borrower, the Guarantors or the priority of the lien of the Mortgage, or which would prevent any Borrower or the Guarantors from complying with or performing his or its obligations under this Agreement, the Note, the Guaranty or any of the other Loan Documents within the time limits set forth therein for such compliance or performance and no basis for any such matter exists.

          6.8  Utilities; Authorities.  All utilities necessary for use,
               ----------------------
     operation and occupancy of the Property (including, without limitation, water, storm sewer, sanitary sewer and drainage, electric, gas and telephone facilities) are available at the boundaries of the Land (or in the streets adjoining the Land), and all requirements for the use of such utilities have been fulfilled. All building, zoning, safety, disabled persons, health, fire, water district, sewerage and environmental protection agency permits and other licenses and permits which are required by any governmental authority for the use, occupancy and operation of the Property have been obtained by or furnished to the respective Borrower and are in full force and effect or will be obtained by and maintained in full force and effect by such Borrower when and as required by any governmental authority.

          6.9  Solvency.  Each Obligor is solvent and able to pay such Obligor's
               --------
     debts as such debts become due, and has capital sufficient to carry on such Obligor's present business transactions. The value of each Obligor's property, at a fair valuation, is greater than the sum of such Obligor's debts. No Obligor is bankrupt or insolvent, nor has any Obligor made an assignment for the benefit of such Obligor's creditors, nor has there been a trustee or receiver appointed for the benefit of such Obligor's creditors, nor has there been any bankruptcy, reorganization or insolvency proceedings instituted by or against any Obligor, nor will any Obligor be rendered insolvent by such Obligor's execution, delivery or performance of the Loan Documents or by the transactions contemplated thereunder.

          6.10 Financial Statements.  All financial statements submitted to
               --------------------
     Lender relating to the Borrowers, the Guarantors and the Property are true, complete and correct, and have been prepared in accordance with sound accounting principles consistently applied and fairly present the financial condition of the Person to which they pertain and the other information therein described and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statement submitted or this Agreement. No material adverse change has occurred in the financial condition of each Borrower, the Guarantors or the Property since the dates of each such financial statements.

          6.11 Compliance with Laws.  The use, occupancy and operation of the
               --------------------
     Property for its intended purposes is not in violatation any Applicable Laws, any contractual arrangements with third parties or any covenants, conditions, easements, rights of way or restrictions of record. Neither Borrowers nor any agent thereof has received any notice, written or otherwise, alleging any such violation, which violation has not previously been cured. The Property is in full compliance and conformity with all zoning requirements, including without limitation, those relating to setbacks, height, parking, floor area ratio, fire lanes and percentage of land coverage, and will not be a non-conforming or special use. No right to any off-site facilities will be necessary to insure compliance by the Property with all Applicable Laws.

          6.12  Financing Statements.  There are no UCC financing statements in
                --------------------
     effect other than those to be filed and/or recorded by Lender which name Borrowers as debtor and pertaining to any rights in any of the Personal Property.

          6.13  Lease Agreements.  Each Borrower has delivered to Lender true,
                ----------------
     complete and correct copies of each lease and all amendments thereto (collectively, the "Leases") and a certified rent roll, in effect as of the date hereof. The Leases are in full force and effect, unamended. The tenants under each of the Leases are legally required to pay all sums and perform all obligations set forth in the Leases, without concessions, abatements or offsets. None of the tenants under the Leases have asserted any offsets, defenses or claims against rent payable by them or other performance or obligations otherwise due from them under any of the Leases. None of the tenants under the Leases are in default in the payment of any sums or to any Borrower's knowledge, in the performance of any other obligations required of them under their Leases, nor does any Unmatured Default then exist. No Borrower is in default in the performance of any of its obligations under the Leases. Each tenant under the Leases is in full and complete possession of the premises demised under the Lease, such possession having been delivered by a Borrower pursuant to the Lease and having been accepted by the tenant. The improvements to any premises that any Borrower is required to furnish under a Lease have been completed in all respects in accordance with the requirements under the Leases, and the premises demised under each Lease are open for the use of the tenant, its customers, employees and invitees. All contributions required to be paid by any Borrower to any tenant in connection with improvements required under any Lease have been paid in full. All duties or obligations of any Borrower required under any Lease which were an inducement to such tenant to enter into such Lease have been fully performed. No tenant is entitled to any further rent credit, rental abatement, rebate, allowance or other inducement or concession under or with respect to any Lease. Each Lease constitutes the entire rental agreement between the appropriate Borrower and said tenant with respect to the premises demised under said lease and no Lease has been amended, modified, supplemented or superseded, except as disclosed to Lender. No rent under any Lease has been prepaid, except the current month's rent. Except as expressly set forth in the Leases, no tenant has any outstanding options or rights of first refusal to purchase all or any portion of the Property or to purchase or lease any other part of the Property, nor does any tenant have any options or rights to terminate any Lease. To the best knowledge of each Borrower, no actions, whether voluntary or involuntary, are pending against any tenant or any guarantor of any Lease under any bankruptcy, insolvency or similar laws of the United States or any state thereof. Each tenant is current with respect to, and is paying the full rent and other charges stipulated in the Leases (including, without limitation, required operating and tax payments).

          6.14  Responsible Property Transfer Act.  There are no facilities on
                ---------------------------------
     the Real Estate that are subject to reporting under (S)312 of the federal Emergency Planning and Community Right-To-Know Act of 1986, 43 U.S.C.
     (S)11022, and federal regulations promulgated thereunder. The Real Estate does not contain any underground storage tanks.

          6.15  No Defects.  There are no defects in the design or construction
                ----------
     of any Building which would have a material adverse affect on its value, safety or intended use.

          6.16  Additional Agreements.  There are no management, leasing,
                ---------------------
     development or other agreements in existence that affect the Property.

          6.17  Year 2000.  The Borrowers have reviewed the areas within their
                ---------
     business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrowers may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, each Borrower believes that the "Year 2000 Problem" will not have a material adverse effect on such Borrower or its operations or business. From time to time, at the request of Lender, Borrowers shall provide to the Lender such updated information or documentation as is requested regarding the status of their efforts to address the Year 2000 problem

     7.   BORROWERS' COVENANTS.
          --------------------

          7.1   Compliance with Laws.  Each Borrower shall comply or cause
                --------------------
     compliance with all Applicable Laws governing the development, use and operation of the Property. Evidence of such compliance shall be submitted to Lender on request.

          7.2   Preservation of Existence and Franchises.  Each Borrower shall
                ----------------------------------------
     maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. Each Borrower shall qualify and remain qualified as a foreign corporation in each jurisdiction where required by the nature of such entity's business.

          7.3   Inspection. Upon reasonable prior written or oral notice (which
                ----------
     shall not be required in the event of an emergency), Borrowers shall permit inspection of the

     Property by Lender and any other agent or designee of Lender. In addition, upon reasonable prior written or oral notice (which shall not be required in the event of an emergency), Borrowers shall permit Lender and/or its agents and designees access to and the right to inspect, audit and copy all books, records, contracts and other documents and information relating to any Borrower, the Guarantors or the Property. Lender shall use reasonable efforts to keep confidential all information and documentation obtained by Lender in connection with such audits and inspections, except to the extent that Lender determines, in its reasonable discretion, a need to disclose same; provided, however, under no circumstances shall Lender have any liability to Borrowers in the event of an unintentional disclosure or disclosure deemed necessary by Lender. All such books, records and accounts of operations relating to the Property shall be kept in accordance with sound accounting practices consistently applied. Borrowers shall promptly respond to any inquiry from Lender for information with respect to the Property, which information may be verified by Lender at Borrowers' expense; provided, however, that Lender shall at all times be entitled to rely upon any statements or representations made by any Borrower or any agent thereof.

          7.4  Mechanics' Liens.  Borrowers shall not permit any mechanics' lien
               ----------------
     claims to be filed or otherwise asserted against the Property or against any funds due any contractor or subcontractor, and Borrowers shall promptly (and in any event within fifteen days after any Borrower has received notice of such filing) discharge or cause to be discharged the same in case of the filing of any claims for lien or proceedings for the enforcement thereof; provided that in connection with any such lien or claim which Borrowers may in good faith desire to contest, Borrowers may contest the same by appropriate legal proceedings diligently prosecuted, but only if Borrowers shall furnish to the Title Company such security or indemnity as the Title Company requires to induce the Title Company to issue an endorsement to the Title Policy insuring over the exception created by such lien, and provided further, that Lender shall not be required to make any further disbursements of the Loan until any mechanics' lien claims have been so insured against by the Title Company.

          7.5  Financial Accounting Practices.  Each Borrower shall make and
               ------------------------------
     keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements (other than monthly financial statements) in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and
     (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          7.6  Government Authorizations.  Each Borrower shall at all times
               -------------------------
     obtain and maintain in force all authorizations, consents, approvals, licenses, exemptions and other actions by, and all registrations, qualifications, designations, declarations and other filings with, any Official Body necessary in connection with (i) the execution and delivery of this Agreement, the Notes and/or the other Loan Documents, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity and enforceability hereof or thereof or (ii) the ownership and operation of the properties of any Borrower and the conduct of their respective business.

          7.7  Closings through Title Insurer.  Each Borrower shall close the
               ------------------------------
     sale of any home, condominium, townhome or Unit owned by such Borrower only through the Title Insurer acting as disbursing agent or escrow agent in connection with such sale in accordance with the terms of the Disbursement Agreement.

          7.8  Appraisals.  Appraisals on each parcel of real property
               ----------
     constituting Property may be obtained by Lender at the Borrowers' sole cost and expense at any time that Lender reasonably believes a material financial change has occurred with respect to the Borrowers or such Property.

          7.9  Release by Lender.  With respect to the matters set forth in
               -----------------
     Section 7.4 above, if any Borrower shall (a) fail promptly to discharge any asserted liens or claims, or (b) fail promptly to contest asserted liens or claims or to give security or indemnity in the manner provided in Section
     7.3 above, or (c) having commenced to contest the same, and having given such security or indemnity, fail to prosecute such contest with diligence, or to maintain such indemnity or security so required by the Title Company for its full amount, or (d) upon adverse conclusion of any such contest, fail promptly to cause any judgment or decree to be satisfied and lien to be released, then Lender may, but shall not be required to, procure the release and discharge of any such claim and any judgment or decree thereon and, further, may, in its sole discretion, effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Company, and any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursements of the proceeds of the Loan hereunder and shall bear interest from the date so disbursed until paid at the Default Rate. In settling, compromising or discharging any claims for lien, Lender shall not be required to inquire into the validity or amount of any such claim.

          7.10 Financial Statements; Reports. Borrowers will from time to time
               -----------------------------
     furnish to Lender such information and reports, financial and otherwise, concerning each Obligor and the operation of the Property as Lender reasonably requires, including, without limitation, the following:

                (a) Within ninety days after the end of each fiscal year, compiled financial statements of the Property on a form acceptable to Lender, setting forth the information therein required as of December 31 of the immediately preceding year, containing income and expense statements and a balance sheet. The financial statements shall be prepared by an independent accounting firm in accordance with generally accepted accounting principles consistently applied and shall be certified by the chief financial officer of Borrowers as fairly and accurately presenting the information contained therein.

                (b) Within ninety days after the end of each fiscal year, financial statements and the federal and state income tax returns for each Obligor, such financial statements to be on Lender's standard form or another form acceptable to Lender, setting forth the information therein required as of December 31 of the immediately preceding year, and certified by such Obligor as fairly and accurately presenting the information contained therein.

                (c) Within thirty days after requested by Lender, a rent roll covering all leases of space in the Property, on a form acceptable to Lender, and certified by the chief financial officer of Borrowers as fairly and accurately presenting the information contained therein, together with conformed copies of all leases of space in the Property not previously delivered to Lender.

          7.11  Affirmation of Representations and Warranties.  Each Borrower
                ---------------------------------------------
     agrees that all representations and warranties of Borrower contained in
     Article 6 hereof shall remain true in all material respects at all times until the Loan is repaid in full.

          7.12  Title. Except for (i) the Mortgage and other security for the
                -----
     Loan, (ii) the lien of general real estate taxes payment of which is not yet due, (iii) mechanics' liens which are contested in the manner permitted in Paragraphs 7.4 above, and (iv) any other Permitted Exceptions, each Borrower shall keep its fee simple title in the Property free and clear of all liens, claims and encumbrances, whether senior or junior to or at parity with the Mortgage.

          7.13  Proceedings Affecting Property.  If any proceedings are filed
                ------------------------------
     seeking to enjoin or otherwise prevent or declare invalid or unlawful the occupancy, use, maintenance or operation of the Property, or any portion thereof, Borrowers shall cause such proceedings to be vigorously contested in good faith, and in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom, and shall, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and use its best efforts to bring about a favorable and speedy disposition of all such proceedings. All such proceedings, including without limitation, all of Lender's costs, and fees and disbursements of Lender's counsel in connection with any such proceedings, whether or not Lender is a party thereto, shall be at Borrowers' expense. To the extent that Lender incurs any such expenses, including attorneys' fees and fees and charges for court costs, bonds and the like, Borrowers shall reimburse Lender for such expenses and the amount due Lender shall bear interest from the date so incurred by Lender until repaid to Lender at the Default Rate and shall be payable to Lender on demand. The foregoing provisions of this Section shall not limit or affect the provisions of Section 9(i) below.


          7.14  Disposal and Encumbrance of Property.  Except as expressly
                ------------------------------------
     permitted pursuant to Section 3.3 above, Borrowers shall not, without Lender's prior written consent, suffer, permit or enter into any agreement for any sale, lease, transfer, or in any way encumber or dispose of or grant or suffer any security or other assignment (collateral or otherwise) of or in all or any portion of the Property. Any consent given by Lender or any waiver of default under this Section, shall not constitute a consent to, or waiver of any right, remedy or power of Lender under any subsequent default hereunder.

          7.15  Insurance.  Borrowers shall pay all premiums on all insurance
                ---------
     policies required from time to time under this Agreement, and thirty days prior to expiration of any such policies, Borrowers shall furnish to Lender, with premiums prepaid, additional and renewal policies in form, and with companies, coverage, deductibles and amounts satisfactory to Lender. In the event of failure by Borrowers to provide such insurance, Lender may, but shall not be required to, place insurance and treat the amounts expended therefor as disbursements of Loan proceeds and such amounts from the date so expended by Lender until repaid to Lender shall bear interest at the Default Rate.

          7.16  Performance of Obligations; Notice of Default.  Each Borrower
                ---------------------------------------------
     shall promptly and fully perform and comply in all respects with the obligations, terms, agreements, provisions and requirements of this Agreement and the other Loan Documents and all other documents and instruments relating thereto and will not permit to occur any default or breach hereunder or thereunder. Borrowers shall promptly give to Lender notice of the occurrence of any Unmatured Default or of any event that could have a Material Adverse Effect on any security for the Loan or on any Borrower's ability to perform its obligations under this Agreement or any of the other Loan Documents or on the Guarantors' ability to perform their obligations under the Guaranty and the other Loan Documents to which they are a party.

          7.17  Restrictions Affecting Borrowers.  Each Borrower covenants and
                --------------------------------
     agrees that, without the prior written consent of Lender, there shall not occur: (i) any amendment or modification of the by-laws or articles of incorporation of any Borrower. At all times prior to the repayment of the Loan, (A) Borrowers shall not make or permit any distributions of cash flow or cash proceeds to any partner, subpartner, member, shareholder, officer, director or affiliate of any member of any Borrower and all excess cash flow from the Property shall be paid to Lender and applied to the repayment of the Principal Balance; (C) Borrowers shall not enter into any contract or agreement for the provision of services or otherwise with respect to the Property with any partner, subpartner, member, shareholder, officer, director or affiliate of any member of a Borrower unless such contract or agreement is an arms-length, market rate agreement and is cancelable upon thirty days written notice from any owner of the Property; and (D) Borrowers shall not be dissolved or its existence terminated.

          7.18  Use of Receipts.  Borrowers shall cause all rents and other
                ---------------
     income and receipts realized and received by any Borrower, if any, from and in connection with the Property to be used for the purpose of paying the actual costs and expenses incurred by Borrowers in connection with the ownership, operation, management and repair of the Property, including without limitation, operating expenses, real estate taxes, insurance premiums and interest on the Loan.

          7.19  Management and Leasing Agreements; Subordination.  Borrowers
                ------------------------------------------------
     shall not amend, extend, substitute or enter into any new management or leasing agreement covering all or any portion of the Property without Lender's prior written consent. In the event that Lender grants such consent, Borrowers shall cause the manager or leasing broker under said agreement to enter into an agreement with Lender, acceptable in form and substance to Lender, pursuant to which said manager or broker subordinates its liens for unpaid fees to the liens of the Mortgage and the other Loan Documents.

          7.20  Additional Documents.  Borrowers shall not execute or record any
                --------------------
     document pertaining to, affecting or running with all or any portion of the Property without the prior written approval of Lender of the form and substance of such documents, which approval shall not be unreasonably withheld.

          7.21  Borrowers' Accounts.  Each Borrower shall maintain the
                -------------------
     operating, security deposit and reserve accounts for the Property with Lender and pledge the same to Lender as security for the Loan.

     8.   LOAN EXPENSES.  Borrowers agree to pay all of the Loan Expenses.  Any
          -------------
Loan Expenses paid by Lender shall bear interest commencing on the date demand for repayment thereof is made by Lender until repaid to Lender at the Default Rate and shall be paid by Borrowers upon demand, or may be paid by Lender at any time by disbursement of proceeds of the Loan. Any Loan Expenses paid by Lender shall be reimbursed to Lender by Borrowers regardless of whether there shall be any disbursements of the Loan.

     9.   LENDER'S REPRESENTATIVES.  Lender, at Borrowers' expense, shall have
          ------------------------
the right to engage personnel in connection with negotiation, documentation, administration and servicing of the Loan.

     10.  EVENTS OF DEFAULT.  An Event of Default shall mean the occurrence or
          -----------------
existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):


          (a)  Payment.  The Borrowers shall fail to pay (i) any interest on the
               -------
     Loan or principal when due (whether resulting from maturity, declaration or otherwise), (ii) any Obligation payable on demand within five days after such demand, and/or (iii) any other Obligation within ten days after written receipt of notice thereof; or

          (b)  Misrepresentation.  Any representation or warranty made by a
               -----------------
     Borrower under this Agreement or any Loan Document or any statement made by a Borrower in any financial statement, certificate, report, exhibit or document furnished to Lender pursuant to this Agreement or any other Loan Document shall prove to be false or misleading in any material respect; or

          (c)  General Covenant Default.  Any Borrower shall breach any other
               ------------------------
     covenant, condition or provision hereof or of any other Loan Document and such breach shall not have been remedied for a period of thirty days after the earlier of a Borrower's knowledge or notice thereof to such Borrower from Lender; provided, however, that if such breach by its nature cannot reasonably be cured within such thirty days, then no Event of Default shall exist hereunder if such Borrower diligently commences and continues to pursue such remedy, provided that (i) such breach is capable of being cured, (ii) such breach does not cause any Material Adverse Effect, and
     (iii) in no event shall the period within which such Borrower may attempt to remedy such breach extend beyond ninety days from the date of the notice relating thereto, or such Borrower's knowledge thereof. The foregoing cure period is intended only to apply in circumstances not referred to in any of the other paragraphs of this Section, and a Borrower's right to a grace or cure period, if any, with respect to such other circumstances are to be governed by the provisions of such other paragraphs; or

          (d)  Judgments.  One or more final judgments for the payment of money
               ---------
     shall have been entered against any Borrower or the Borrowers, which judgment or judgments exceed $250,000 in the aggregate (exclusive of those judgments for which the Borrowers' insurer has acknowledged coverage), and such judgment or judgments shall have remained undischarged and unstayed for a period of sixty consecutive days; or

          (e)  Garnishment or Attachment against Assets.  A writ or warrant of
               ----------------------------------------
     attachment, garnishment, execution, distraint or similar process shall have been issued against any of the assets of any Borrower which shall have remained undischarged and unstayed for a period of sixty consecutive days; or

          (f)  Failure to Obtain Consents or Approvals.  Any authorization,
               ---------------------------------------
     consent, approval, license, exemption, registration, qualification, designation, declaration, filing or other action or undertaking now or hereafter made by or with any Official Body in connection with this Agreement, a Note or any other Loan Document or any such action or undertaking now or hereafter necessary to make this Agreement, a Note or any other Loan Document legal, valid, enforceable and admissible in evidence is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid; or

          (g)  Involuntary Bankruptcy.  A proceeding shall have been instituted
               ----------------------
     in respect of a Borrower:

               (i) seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or hereafter in effect, or

               (ii) seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for such Person or for all or any substantial part of its property, and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of sixty consecutive days; or

          (h)  Insolvency; Voluntary Bankruptcy.  Any Borrower shall become
               --------------------------------
     insolvent or admit in writing its inability to pay its debts as they mature, or otherwise become generally unable to pay its debts as they become due, or voluntarily suspend transaction of business or cease to conduct its business as now conducted (whether voluntarily or involuntarily), or make a general assignment for the benefit of creditors, or consent to any such order for relief, declaration, finding or relief described therein, or consent to any such appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any such proceeding is instituted, or dissolve, windup or liquidate itself or any substantial part of its property, or take any action in furtherance of any of the foregoing; or

          (i)  Loss of Permit.  Any permit material to the business, operations
               --------------
     or financial condition of any Borrower shall be terminated, suspended or revoked; or

          (j)  Uninsured Loss.  There shall occur any uninsured damage to, or
               --------------
     loss, theft, or destruction of, any of the properties or assets of any Borrower in excess of $250,000; or

          (k)  Government Liens.  A notice of lien or assessment is filed or
               ----------------
     recorded with respect to all or any of any Borrower's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, or if any taxes or debts owing at any times hereafter to any one of these becomes a lien or encumbrance upon any such Person's assets and the same is not released within thirty days after the same becomes a lien or encumbrance; provided that such Person shall have the right to contest by appropriate proceedings any such lien, levy or assessment if such Person provides Lender with a bond or indemnity satisfactory to Lender assuring the payment of such lien, levy or assessment; or

          (l)  Unreimbursed Letter of Credit Draw.  Lender is not reimbursed by
               ----------------------------------
     the Borrowers for a draft drawn under a Letter of Credit issued hereunder on the date demand is made for such reimbursement by Lender;

          (m)  Loss of Priority. The Loan Documents after delivery thereof shall
               ----------------
     for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on the Property (subject to Permitted Encumbrances) purported to be covered hereby or thereby.

     11.  REMEDIES.  Upon the occurrence of any Event of Default, Lender, in
          --------
addition to availing itself of any remedies conferred upon it at law or in equity and by the terms of the Note, the Mortgage and the other Loan Documents, may pursue any one or more of the following remedies first, concurrently or successively with each other and with any other available remedies, it being the intent hereof that none of such remedies shall be to the exclusion of any others:
          (a) Take possession of all or a portion of the Property and do anything necessary or desirable in Lender's sole judgment to fulfill the obligations of Borrowers hereunder. All sums expended by Lender pursuant to this Article 11 shall be deemed to have been paid to Borrowers and secured by the Mortgage and the other Loan Documents, and shall bear interest at the Default Rate until repaid to Lender.

          (b)  Withhold further disbursements of proceeds of the Loan.

          (c) Declare the unpaid indebtedness evidenced by the Note to be immediately due and payable.

          (d) Apply the balance of any deposits made with Lender toward the repayment of the Loan.

     12.  MISCELLANEOUS.
          -------------

          12.1  Additional Indebtedness.  If any advances or payments made by
                -----------------------
     Lender pursuant to this Agreement or any other Loan Document, together with disbursements of the Loan, shall exceed the aggregate face amount of the Note, all such advances and payments shall constitute additional indebtedness secured by the Mortgage and all other security for the Loan, and shall bear interest at the Default Rate from the date advanced until paid.

          12.2  Additional Acts.  Borrowers shall, upon request, execute and
                ---------------
     deliver such further instruments and documents and do such further acts and things as may be reasonably required to provide to Lender the evidence of and security for the Loan contemplated by this Agreement.

          12.3  Loan Agreement Governs.  In the event of any inconsistency
                ----------------------
     between any provision of this Agreement and any provision of any other Loan Document, the provision of this Agreement shall govern; provided, however, that the provisions of all of the Loan Documents shall be construed as an integrated set of provisions governing the Loan and, accordingly, shall be interpreted and construed liberally to give the maximum validity, enforceability and effect to all of such provisions.

          12.4  Additional Advances.  If an Event of Default shall occur, Lender
                -------------------
     may, but shall not be obligated to, take any and all actions to cure such default, and all amounts expended in so doing, all Loan Expenses and all other amounts paid or advanced by Lender pursuant to the Loan Documents, and all other amounts advanced by Lender in connection with preserving any security for the Loan, shall constitute additional advances of the Loan, shall be secured by the Mortgage and all other security for the Loan, and shall bear interest at the Default Rate from the date advanced until paid.

          12.5  Amendment; Waiver; Approval.  This Agreement shall not be
                ---------------------------
     amended, modified or supplemented without the written agreement of each Borrower and Lender at the time of such amendment, modification or supplement. No waiver of any provision of this Agreement or any of the other Loan Documents shall be effective unless set forth in writing signed by the party making such waiver, and any such waiver shall be effective only to the extent therein set forth. Failure by Lender to insist upon full and prompt performance of any provisions of this Agreement or any of the other Loan Documents, or to take action in the event of any breach of any such provision or upon the occurrence of any Event of Default, shall not constitute a waiver of any rights of Lender, and Lender may at any time thereafter exercise all available rights and remedies with respect to such breach or Event of Default. Receipt by Lender of any instrument or document shall not constitute or be deemed to be an approval thereof. Any approvals required under any of the other Loan Documents must be in writing, signed by Lender and directed to a Borrower.

          12.6  Notice.  All notices, communications and waivers under this Loan
                ------
     Agreement shall be in writing and shall be (i) delivered in person or (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) sent by overnight express carrier, addressed in each case as follows:

          To Lender:          LaSalle Bank National Association
                              135 South LaSalle Street
                              Chicago, Illinois 60603
                              Attn: Mr. Jason Costello

          With copy to:       Schwartz, Cooper, Greenberger & Krauss, Chtd.
                              180 North LaSalle Street, Suite 2700
                              Chicago, Illinois 60601
                              Attn: Martin Behn, Esq.

          To Borrower:        c/o Sundance Homes, Inc.
                              70 East Lake Street, Suite 1600
                              Chicago, Illinois 60601
                              Attn: Mr. Joseph R. Atkin

          With copy to:       Meltzer, Purtill & Stelle
                              1515 East Woodfield Road, Suite 250
                              Schaumburg, Illinois 60173
                              Attn: William J. Mitchell, Esq.

     or to any other address as to either of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Section shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next Business Day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third Business Day following the day sent or when actually received.

          12.7  Benefit; Assignment.  The rights, powers and remedies of Lender
                -------------------
     under this Agreement shall inure to the benefit of Lender and its successors and assigns. The rights and obligations of Borrowers under this Agreement may not be assigned and any purported assignment by Borrowers shall be null and void.

          12.8  Governing Law.  This Agreement shall be governed by and
                -------------
     construed in accordance with the laws of the State of Illinois.

          12.9   Indemnity. Each Borrower agrees to indemnify, defend and hold
                 ---------
     Lender harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses (including reasonable attorneys' fees and court costs) of whatever kind or nature which may be imposed on, incurred by or asserted against Lender at any time which relate to or arise from the offer for sale or sale of any interest in any Borrower, the acquisition or sale or offer for sale of all or any portion of the Property and/or the ownership, use, operation or maintenance of the Property, including, without limitation, any brokerage commissions or finder's fees asserted against Lender with respect to the making of the Loan or the acquisition of the Property; provided, however, that the foregoing indemnity shall not extend to any liabilities, obligations, claims, losses, costs, damages or expenses resulting from the gross negligence or willful misconduct of Lender.

          12.10  Headings.  The titles and headings of the articles, sections
                 --------
     and paragraphs of this Agreement have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

          12.11  No Partnership or Joint Venture.  Lender, by executing and
                 -------------------------------
     performing this Agreement shall not become a partner or joint venturer with Borrowers or any member of Borrowers or any of their respective associates or affiliates and all inspections of the Property herein provided for are for the sole benefit of Lender.

          12.12  Time is of the Essence.  Time is of the essence of the payment
                 ----------------------
     of all amounts due Lender under the Loan Documents and performance and observance by Borrowers of each covenant, agreement, provision and term of this Agreement and the other Loan Documents.

          12.13  Invalid Provisions. In the event that any provision of this
                 ------------------
     Agreement is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Borrowers and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Agreement and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

          12.14  Offset.  Without limitation of any other right or remedy of
                 ------
     Lender hereunder or provided by law, any indebtedness relating to the Property or its operation and now or hereafter owing to Borrowers by Lender (including, without limitation, any amounts on deposit in any demand, time, savings, passbook or like account maintained by Borrowers with Lender) may be offset and applied by Lender hereunder, or under the Note, the Mortgage or any of the other Loan Documents.

          12.15  Acts by Lender.  Notwithstanding anything herein contained to
                 --------------
     the contrary, Lender will not be required to make any disbursement or perform any other act under this Agreement if, as a result thereof, Lender will violate any law, statute, ordinance, rule, regulation or judicial decision applicable thereto.

          12.16  Binding Provisions.  The covenants, warranties, agreements,
                 ------------------
     obligations, liabilities and responsibilities of Borrowers under this Agreement shall be binding upon and enforceable against each Borrowers and its legal representatives, administrators, successors and permitted assigns.

          12.17  Counterparts.  This Agreement may be executed in counterparts,
                 ------------
     and all said counterparts when taken together shall constitute one and the same Agreement.

          12.18  No Third Party Beneficiary.  This Agreement is only for the
                 ---------------------------
     benefit of the parties hereto and their permitted successors and assigns. No other person or entity shall be entitled to rely on any matter set forth herein without the prior written consent of such parties.

          12.19  Publicity. Subject to compliance with Applicable Laws, Lender
                 ---------
     reserves the right to publicize the making of the Loan in any manner it deems appropriate, including, without limitation, advertisements in trade journals and newspapers.

          12.20  JURISDICTION AND VENUE.  EACH BORROWER HEREBY AGREES THAT ALL
                 ----------------------
     ACTIONS OR PROCEEDINGS INITIATED BY ANY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE LITIGATED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. EACH BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO A BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS LOAN AGREEMENT. EACH BORROWER WAIVES ANY CLAIM THAT CHICAGO, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD ANY BORROWER, AFTER BEING SO SERVED, FAIL TO

     APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, SUCH BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST SUCH BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR EACH BORROWER SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND EACH BORROWER HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

          12.21  WAIVER OF RIGHT TO JURY TRIAL.  LENDER AND EACH BORROWER
                 -----------------------------
     ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY COURT PROCEEDING ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

     SUNDANCE CUSTOM HOMES, INC., an       LASALLE BANK NATIONAL ASSOCIATION, a
     Illinois corporation                  national banking association

By:  /s/  Joseph R. Atkin                  By:  /s/  Jason Costello
     --------------------------------           --------------------------------
Title:  Vice President and                 Title:  Commercial Banking Officer
        Chief Financial Officer                    -----------------------------
        -----------------------------

     OTHER SUBSIDIARY HOLDINGS, INC.,
     an Illinois corporation

By:  /s/  Joseph R. Atkin
     --------------------------------
Title:  Vice President and
        Chief Financial Officer
        -----------------------------


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

                                   Exhibit A
                                   ---------

                        Legal Descriptions of the Land
                        ------------------------------